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                                                                      EXHIBIT 22




                             J. RAY MCDERMOTT, S.A.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1995


                                                                                                 PERCENTAGE
                                                                ORGANIZED                        OF VOTING
                                                               UNDER THE                           SHARES
                  NAME OF COMPANY                                LAWS OF                            OWNED
J. Ray McDermott Holdings, Inc.                                Delaware                             100
    J. Ray McDermott, Inc.                                     Delaware                             100

McDermott Holdings (U.K.) Limited                           United Kingdom                          100

Hydro Marine Services, Inc.                                     Panama                              100

Varsy International N.V.                                 Netherlands Antilles                       100
    McDermott (Holland) B.V.                                  Netherlands                           100

McDermott Far East, Inc.                                        Panama                              100
    P.T. McDermott Indonesia                                   Indonesia                            100

Malmac Sdn. Bhd.                                               Malaysia                             100

J. Ray McDermott (Aust.) Holding Pty. Limited                  Australia                            100
    McDermott Industries (Aust.) Pty. Limited                  Australia                            100



The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.